EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Matrix Service Company of our report dated September 11, 2015 relating to the consolidated financial statements and financial statement schedule of Matrix Service Company and the effectiveness of Matrix Service Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Matrix Service Company and subsidiaries for the year ended June 30, 2015:

Registration Statement on Form S-8 (File No. 333-203207) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-184982) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan

Registration Statement on Form S-8 (File No. 333-171247) related to the Matrix Service Company 2011 Employee Stock Purchase Plan

Registration Statement on Form S-8 (File No. 333-171245) related to the Matrix Service Company 2004 Stock Incentive Plan

Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan

Registration Statement on Form S-8 (File No. 333-56945) related to the Matrix Service Company 1991 Stock Option Plan

Registration Statement on Form S-8 (File No. 33-71604) related to the Matrix Service Company 1991 Stock Option Plan

Registration Statement on Form S-8 (File No. 333-02771) related to the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan

/S/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
September 11, 2015